UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 25, 2018

ENBRIDGE INC.

(Exact name of registrant as specified in its charter)

CANADA (State or other jurisdiction of incorporation or organization)	001-15254 (Commission File Number)	NONE (I.R.S. Employer Identification No.)

200, 425 - 1st Street S.W.

Calgary, Alberta, Canada T2P 3L8

(Address of Principal Executive Offices) (Zip Code)

1-403-231-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 435 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a - 12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2018, Enbridge Inc., Enbridge Employee Services, Inc. (the “Company”) and William T. Yardley entered into an employment agreement memorializing the terms of Mr. Yardley’s employment as President, Gas Transmission & Midstream (the “Employment Agreement”).

The Employment Agreement provides that in the event Mr. Yardley’s employment is terminated (A) by the Company without Cause or due to Mr. Yardley’s disability or (B) by Mr. Yardley for Good Reason (as each such term is defined in the Employment Agreement), Mr. Yardley would be entitled to receive (1) a lump sum severance payment equal to two (2) times the sum of his (x) annual salary and (y) the average of the short-term incentive awards paid in the immediately preceding two years, (2) a pro-rated short term incentive award for the year of termination, based on the actual level of performance achieved in the immediately preceding year, (3) a cash payment equal to two (2) times the amount of his annual flexible perquisite allowance provided as of immediately prior to the termination date, (4) a payment in respect of the amounts Enbridge Inc. would have allocated or contributed to his tax-qualified benefit pension plan and defined contribution savings plan accounts during the two years following the date of termination, (5) reimbursement of up to US$20,000 for financial and/or career counseling assistance and (6) with respect to any unvested stock options held as of the termination date, a cash amount in respect of the excess (if any) of the fair market value of Enbridge Inc. common shares over the exercise price of such options; provided that payment of such amounts would be subject to Mr. Yardley’s execution and non-revocation of a general release of claims in favor of Enbridge Inc., the Company and their respective affiliates.

Pursuant to the Employment Agreement Mr. Yardley is bound by a perpetual confidentiality covenant, one-year post-termination non-competition and customer non-solicitation covenants and a two-year post-termination employee non-recruitment covenant.  Further, the Employment Agreement provides that each of Mr. Yardley and Enbridge Employee Service, Inc. are bound by a mutual non-disparagement covenant.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreements filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 9.01       Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit Number	Description
10.1	Executive Employment Agreement between Enbridge Employee Services, Inc. and William T. Yardley, dated July 25, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENBRIDGE INC.

Date: July 27, 2018	By:	/s/ Tyler Robinson
Tyler Robinson
Vice President & Corporate Secretary